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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): December 20, 2005

                          REGIONS FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                        0-6159                      63-0589368
----------------                -------------              -------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

    417 North 20th Street, Birmingham, Alabama               35203
   --------------------------------------------           -----------
     (Address of principal executive offices)             (Zip code)

                                 (205) 944-1300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Acceleration of Unvested Nonqualified Options
---------------------------------------------

Effective December 20, 2005, the compensation committee of the board of directors of Regions Financial Corporation ("Regions" or the "Company") approved the acceleration of vesting of unvested nonqualified stock options outstanding as of such date, subject to possible exceptions. Absent the acceleration of vesting, the unvested options would have become exercisable in 2006 through 2008, depending on the date of grant. Holders of the unvested nonqualified options include the executive officers of the Company.

The number of shares and exercise prices of the options subject to the acceleration are unchanged, and the remaining terms for each of such options remain the same. Generally, options that were granted as incentive stock options
(ISOs) are not being accelerated, because of tax considerations applicable to ISOs. A limited number of ISOs may be accelerated, with the consent of the holder.

In the case of options held by certain executives or key employees of Regions, generally those who were employed by Regions prior to the combination of Regions and Union Planters Corporation and having a prior employment agreement or change of control agreement with Regions, the accelerated vesting is contingent on the holder entering into a career award agreement, as described below.

Regions will adopt Financial Accounting Standard Board Statement No. 123R ("Share-based Payment") effective on January 1, 2006. The decision to accelerate the vesting of the unvested nonqualified options primarily was made to reduce noncash compensation expense that would otherwise have been recorded in Regions' financial statements in future periods, in accordance with Statement No. 123R. Assuming all affected executives and key employees enter into career award agreements, the expense that otherwise would have been recorded in future periods, absent the accelerated vesting, is approximately $14.7 million (pre-tax). Regions believes the decision to accelerate the unvested nonqualified options is in the best interests of the Company, its shareholders, and the option holders.

The acceleration of vesting affects 4,452,842 outstanding nonqualified stock options, including 701,619 options held by the named executive officers listed in the summary compensation table in Regions' 2005 proxy statement. The options being accelerated have exercise prices ranging from $25.66 to $35.29, with a weighted average exercise price of $31.96. The average of the high and low prices for Regions common stock quoted on the New York Stock Exchange on December 20, 2005 was $34.655.


Employment and Change of Control Arrangements
--------------------------------------------

Generally, the senior executive officers and other key officers of Regions who were officers of Regions prior to its combination with Union Planters Corporation ("legacy Regions officers") have had agreements that provided them protections in the event of a change of control of Regions. The terms and conditions of such agreements varied depending on the level of the officer's title and responsibilities, and provided similar but not identical protection in the event of a change of control.

Consistent with current trends in executive compensation and corporate governance matters, Regions is modifying its approach to change of control arrangements. To effect the transition from Regions' existing change of control

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structure, and as consideration for the legacy Regions officers' agreement to surrender certain of their existing contractual rights, Regions has initiated a program that it has designated the "career award program." Accordingly, in December, 2005, Regions and many of its officers revised and reworked the existing change of control arrangements by entering into new agreements styled "career award agreements", and, in the case of Regions' most senior executives, including those who are not legacy Regions officers, new change of control agreements.

The following discussion addresses the agreements and arrangements, and the modifications to the prior agreements and arrangements, between Regions and its affected "named executive officers," and other affected "executive officers," both as defined for purposes of Regions' periodic reporting requirements under the Securities Exchange Act of 1934. A group of senior legacy Regions executive officers had employment agreements with Regions that generally provided three years of change of control protection and a multiplier of three applicable to computing a change of control payment ("three year agreements"). Other of Regions' executive officers had change of control agreements with two year protection and a multiplier of two ("two year agreements").

Together, the form of career award agreement and the form of the new change of control agreement implement the following with respect to the executive officers who are legacy Regions officers and who enter into a career award agreement:

--    The new change of control agreement replaces and supersedes the existing employment agreement or change of control agreement.

--    The executive officer has waived and surrendered the up-coming election window period during which the executive could have terminated employment and received the change of control payments due under his prior employment agreement or change of control agreement by virtue of a termination for good reason. The election window period had arisen because the combination of Regions with Union Planters Corporation on July 1, 2004, was a change of control under the prior agreement.

--    Regions has agreed to grant to the executive officer a specified number of shares of restricted stock under a long term incentive plan. The restricted stock will have 5-year cliff vesting, with accelerated vesting in the event of death, disability, retirement at or after a specified age or retirement with written consent of Regions, or involuntary termination without cause. Dividends will be payable on the restricted stock during the restriction period so long as the executive remains employed by Regions.

--    If executive's employment is terminated by Regions without cause, and if the executive is not otherwise entitled to payment under his change of control agreement, Regions will pay a lump sum severance payment equal to the executive's annual base salary in effect on the date of termination, or equal to two times such amount, depending on whether the executive had a two year agreement or a three year agreement.

Each of the new change of control agreements provides certain protections in the event a "change of control" of Regions occurs. For this purpose, the agreement defines "change of control" to include, generally, the acquisition by any person or group of beneficial ownership of more than 50% of the combined voting power of Regions; a change in composition of the board of directors such that incumbent directors make up less than a majority of the board; completion of a merger, consolidation or reorganization (subject to exceptions for certain noncontrol transactions); and a liquidation or dissolution of Regions or sale of all or substantially all of its assets.

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Commencing on the date of a change of control and for the two year period following, Regions may terminate the employment of the executive officer signatory with or without "cause," which is defined generally as willfully failing to perform reasonably assigned duties, breach of fiduciary duty involving personal profit, commission of a felony or a crime involving fraud or moral turpitude, or engaging in illegal conduct or gross misconduct that materially injures Regions. The executive officer may terminate employment with or without "good reason," which includes a reduction of the officer's compensation, benefits, duties or status, a forced relocation of more than 35 miles, or other material breach of the agreement by Regions.

During such period, if Regions terminates the executive officer's employment other than for cause, or if the officer resigns for good reason, Regions must pay him accrued compensation and benefits plus an amount equal to two times the sum of his base salary and highest annual bonus during the three years preceding the year in which the change of control occurred or the year preceding the year in which the termination occurs. If the executive officer's employment is terminated by Regions for cause, or by reason of the officer's death, disability, or resignation other than for good reason, Regions' liability is limited to accrued compensation and benefits.

If the executive officer disputes the existence of cause, he is entitled to have the determination reviewed by Regions' compensation committee or a review panel appointed by the committee. Likewise, Regions is entitled to a thirty day period to cure any claimed event of good reason.

If any payment under the agreement causes the signatory executive officer to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then Regions must make an additional payment sufficient to cover such excise tax plus all income and excise tax imposed on such additional payment.

The new form of change of control agreement modified the prior change of control protections contractually afforded to the legacy Regions executive officers who were party to a three year agreement principally in the following respects:

--    The new form of agreement protects for a period of two years following a change of control, compared to three years under the prior agreement.

--    The new form of agreement, in case of termination following change of control by Regions for cause or by the executive officer for good reason, provides for a payment of two times the sum of annual base salary and bonus, compared to a multiple of three under the prior agreement.

--    Under the new form of agreement, the definition of good reason does not include any election window period during which the executive officer can elect to terminate employment and recover the multiple change of control payment.

--    The new form of agreement has a definition of good cause that is less expansive in certain other respects.

In addition to legacy Regions executive officers, Regions has entered into the new form of change of control agreement with other of its senior executives.

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Four executive officers of Regions have entered into particularized agreements.
The individualized aspects of their agreements are described immediately following.

Richard D. Horsley is retaining his existing employment agreement instead of entering into the new form of change of control agreement. However, Regions and Mr. Horsley have agreed that for purposes of the employment agreement, with reference to the change of control event occasioned by the combination of Regions and Union Planters Corporation, he has waived the provisions of the agreement applicable to termination of employment for good reason, except reduction of annual base salary and bonus and forced relocation. Further, Regions and Mr. Horsley have agreed that he is presently eligible for full retirement, and if Mr. Horsley retires at or after age 65, his career share restricted stock award and any other unvested equity awards will vest upon retirement, and the term of unexercised stock options will be extended beyond their normal 90 day exercise period following retirement to their original term.

Peter D. Miller has agreed with the Company that he will be eligible for retirement on or after December 31, 2008, and if he retires on or after such date, his career share restricted stock award will vest upon retirement.

David C. Gordon has agreed with the Company that he will be eligible for retirement at or after age 60, and if he retires at or after age 60, his career share restricted stock award and any other unvested equity awards will vest upon retirement, and the term of unexercised stock options will be extended beyond their normal 90 day exercise period following retirement to their original term.

John M. Daniel's change of control agreement provides for three years of change of control protection and provides for a change of control payment of three times the sum of annual base salary and bonus.

Included as exhibits to this Form 8-K are the forms of the listed agreements entered into between Regions and the following executive officers:

William E. Askew, career award agreement and change of control agreement.

John M. Daniel, change of control agreement.

Robert A. Goethe, career award agreement and change of control agreement.

David C. Gordon, career award agreement and change of control agreement.

Richard D. Horsley, career award agreement.

D. Bryan Jordan, career award agreement and change of control agreement.

Peter D. Miller, career award agreement and change of control agreement.

Andrew W. Stein, career award agreement and change of control agreement

Samuel E. Upchurch, Jr., career award agreement and change of control agreement.

Steve R. Vinson, career award agreement and change of control agreement.

Long Term Incentive Plan Awards
-------------------------------

The compensation committee approved long term incentive plan awards with a grant date of December 20, 2005, to a number of officers and key employees of Regions, including senior executive officers. The awards took the form of stock options, shares of restricted stock, and performance restricted stock awards.

In the case of awards approved for a legacy Regions officer who is offered the career award opportunity as described above, the award is contingent on the recipient entering into a career award agreement.

The stock options were granted with a term of seven years and an exercise price of $34.655. The options become exercisable over a three year period, with 1/3 exercisable after 12 months, 1/3 exercisable after 24 months, and 1/3 exercisable after 36 months, except that exercisability is delayed for an additional 12 months to the extent the value of incentive stock options (determined as of the date of grant) first exercisable in a calendar year exceeds $100,000 as to any recipient.

The restricted stock awards will vest ratably at the end of each year in a three year period, conditioned on the recipient's continued service. Dividends are payable during the restriction period on the restricted stock awarded.

The performance restricted stock awards provide for the granting of restricted stock in 2007 and 2008 based on the Company's achievement of company-wide performance goals, which relate to earnings per share for 2006 and earnings per share growth relative to peers in 2007. There is designated for each recipient a maximum award expressed in number of shares. The restricted stock will be granted only if the Company attains the threshold level of the performance goals, and, if awarded, could vary from 25% to 100% of the maximum award depending on the level of goal attainment. If awarded, the restricted stock will vest ratably at the end of each year in a three year period.

Listed below are the long term incentive awards that were granted to "executive officers" of Regions and that are not contingent, either because the recipient was not in the group subject to the career award initiative or because the recipient has entered into a career award agreement.

William E. Askew -- 45,147 stock options; 5,914 shares of restricted stock; 7,394 performance restricted shares.

John M. Daniel -- 39,504 stock options; 5,175 shares of restricted stock; 5,546 performance restricted shares.

Robert A. Goethe -- 39,504 stock options; 5,175 shares of restricted stock; 5,546 performance restricted shares.

David C. Gordon -- 53,612 stock options; 7,023 shares of restricted stock; 8,318 performance restricted shares.

H. Lynn Harton -- 50,791 stock options; 6,653 shares of restricted stock; 7,394 performance restricted shares.
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Richard D. Horsley --112,867 stock options; 14,785 shares of restricted stock;
18,485 performance restricted shares.

D. Bryan Jordan -- 79,007 stock options; 10,349 shares of restricted stock; 12,940 performance restricted shares.

Peter D. Miller -- 56,434 stock options; 7,393 shares of restricted stock; 9,243 performance restricted shares.

Steve J. Schenck -- 56,434 stock options; 7,393 shares of restricted stock; 9,243 performance restricted shares.

Andrew W. Stein -- 45,147 stock options; 5,914 shares of restricted stock; 9,243 performance restricted shares.

Samuel E. Upchurch, Jr. -- 79,007 stock options; 10,349 shares of restricted stock; 12,940 performance restricted shares.

Steve R. Vinson -- 39,504 stock options; 5,175 shares of restricted stock; 5,546 performance restricted shares.

John V. White, Jr. -- 56,434 stock options; 7,393 shares of restricted stock; 9,243 performance restricted shares.

Recipients of the long term incentive plan awards must enter into an appropriate award agreement in the form approved by the compensation committee. Included as exhibits to this Form 8-K are the current forms of the following agreements:

Award agreement for incentive stock options.

Award agreement for nonqualified stock options.

Award agreement for restricted stock awards.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of this current report on Form 8-K.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  REGIONS FINANCIAL CORPORATION
                                          (Registrant)

                                  By: /s/ D. Bryan Jordan

                                      D. Bryan Jordan
                                      Executive Vice President and Chief
                                      Financial Officer

Date: December 22, 2005

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                                INDEX TO EXHIBITS

Exhibit No.                           Description
-----------                           -----------

99.1 Form of change of control agreement between registrant and various officers, including executive officers William E. Askew, David C. Gordon, Robert A. Goethe, D. Bryan Jordan, Peter D.
               Miller, Andrew W. Stein, Samuel E. Upchurch, Jr., and Steve R.
               Vinson, dated as of December 14, 2005 and executed December 20,
               2005, by registrant and each of such parties as a separate agreement.

99.2           Change of control agreement between registrant and John M.
               Daniel, dated as of December 16, 2005, and executed December 20,
               2005.

99.3 Form of career award agreement between registrant and various officers, including executive officers William E. Askew, D. Bryan
               Jordan, Robert A. Goethe, Samuel E. Upchurch, Jr., and Steve R.
               Vinson dated as of December 20, 2005, and executed by registrant and each of such parties as a separate agreement.

99.4 Career award agreement between registrant and Richard D. Horsley, dated and executed as of December 20, 2005.

99.5 Career award agreement between registrant and David C. Gordon, dated and executed as of December 20, 2005.

99.6 Career award agreement between registrant and Peter D. Miller, dated and executed as of December 20, 2005.

99.7 Career award agreement between registrant and Andrew W. Stein, dated and executed as of December 20, 2005.

99.8 Form of Regions Financial Corporation career award severance arrangement effective December 20, 2005.

99.9 Form of award agreement for incentive stock options granted under Regions Financial Corporation 1999 Long Term Incentive Plan.

99.10 Form of award agreement for nonqualified stock options granted under Regions Financial Corporation 1999 Long Term Incentive
               Plan.

99.11 Form of award agreement for restricted stock awards granted under Regions Financial Corporation 1999 Long Term Incentive Plan.